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                                                                  EXHIBIT 5(12A)


                             DTE ENERGY COMPANY (a)
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                                    Twelve Months
                                                                                                        Ended
                                                                                                 September 30, 1995
                                                                                                 ------------------
                                                                                            (Thousands, except for ratio)
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $     448,377
                                                                                                    -------------

Taxes based on income:
  Current income taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         199,077
  Deferred taxes - net  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         103,643
  Investment tax credit adjustments - net   . . . . . . . . . . . . . . . . . . . . . . . . . . .         (15,022)
  Municipal and state   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2,869
                                                                                                    -------------
    Total taxes based on income   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         290,567
                                                                                                    -------------
Fixed charges:
  Interest on long-term debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         273,679
  Amortization of debt discount, premium and expense  . . . . . . . . . . . . . . . . . . . . . .          11,178
  Other interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           5,498
  Interest factor of rents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          29,000
                                                                                                    -------------
    Total fixed charges   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         319,355
                                                                                                    -------------
Earnings before taxes based on income and fixed charges . . . . . . . . . . . . . . . . . . . . .   $   1,058,299
                                                                                                    =============
Ratio of earnings to fixed charges  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            3.31

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(a)   As reported in Item 2 hereof, DTE Energy Company became the sole owner of
      The Detroit Edison Company on January 1, 1996. DTE Energy Company is, for financial reporting purposes, substantially the same as The Detroit Edison Company.